AutoZone Fourth Quarter GAAP EPS $2.27;
                         Same Store Sales Up 3%;
                         ROIC Improves to 23.4%

    MEMPHIS, Tenn., Sept. 22 /PRNewswire-FirstCall/ -- AutoZone, Inc.
(NYSE: AZO) today reported sales of $1.829 billion for its fourth fiscal quarter (16 weeks) ended August 30, 2003, a decrease of 0.8% from the fourth quarter (17 weeks) ended August 31, 2002. Excluding sales from the extra week included in the prior year, sales were up 5.5%. Same store sales, or sales for domestic stores open at least one year, increased 3% during the quarter, including an increase of 1% for retail same store sales and an increase of 24% for commercial same store sales. Gross profit, as a percentage of sales, for the quarter improved by 1.90 percentage points while operating expenses, as a percentage of sales, declined by 0.86 percentage points. This resulted in an operating margin of 19.7%, up 2.76 percentage points from last year. Operating profit increased 15% over the prior year. However, both years were impacted by certain non-recurring items including:

    * For fiscal 2003 fourth quarter, a $4.6 million pre-tax favorable adjustment this year for the reversal of restructuring accruals
    * For fiscal 2003 fourth quarter, a $7.4 million pre-tax negative impact related to the continued implementation of Emerging Issues Task Force Issue 02-16
    * For fiscal 2002 fourth quarter, a $29 million pre-tax positive impact based on the benefit of the additional week.

    Excluding these items, comparable operating profit increased for the quarter 28% as operating margin improved 3.55 percentage points to 19.8% from 16.3% last year.
    Net income for the quarter increased by 17% to $207.4 million, and diluted earnings per share, reflecting net income and the benefit of our share repurchase program, increased 31% to $2.27 from $1.73 reported in the year-ago quarter. Excluding the non-recurring items, comparable net income increased 31% and earnings per share increased 47%.
    For the fiscal year ended August 30, 2003, AutoZone reported sales of $5.457 billion (52 weeks), a 2.5% increase from fiscal 2002. Excluding sales from the extra week included in the prior year, sales were up 4.6%. Same store sales, or sales for domestic stores open at least one year, increased 3% during the year, including flat retail same store sales (against 8% same store sales growth last year) and an increase of 27% for commercial same store sales. Gross profit, as a percentage of sales, for the year improved by 1.48 percentage points while operating expenses, as a percentage of sales, declined by 0.86 percentage points. This resulted in an operating margin of 16.8%, up 2.34 percentage points from last year. Operating profit increased 19% over the prior year. In addition to the above-mentioned non-recurring items, operating profit for the full fiscal year was also impacted by:

    * For fiscal 2003 third quarter, a $4.7 million pre-tax favorable adjustment associated with the sale of the TruckPro business
    * For fiscal 2003 third quarter, a $2.6 million pre-tax negative impact related to the implementation of EITF Issue 02-16

    Excluding these items, and the fourth fiscal quarter non-recurring items, comparable operating profit for fiscal 2003 increased by 24% as operating margin improved 2.62 percentage points to 16.8% from 14.2% last year.
    Net income for the fiscal year increased by 21% to $517.6 million, and diluted earnings per share increased by 34% to $5.34 from $4.00 reported for the year-ago. Excluding the non-recurring items, comparable net income increased 26% and earnings per share increased 40%.
    Return on invested capital for the fiscal year increased to 23.4% from 19.8% the previous year.
    "We are very pleased with our comparable performance as we have continued to build on the growth from our prior fiscal year. Our industry-leading results continue to show that AutoZone is a significant cash generator which has enabled us to add shareholder value over time," said Steve Odland, Chairman, President, and Chief Executive Officer. "This is the fourth straight quarter of over 20% AZ Commercial comparable sales increases. Not only have we continued to build our customer base in this area, but we continue to expand the volume of business we do with our existing commercial customers.
    "Additionally, our ongoing focus on gross margin improvement and relentless expense discipline continues to drive profitability. The combined impact of these efforts considerably improved our operating margin in the quarter over the last year."
    Under its ongoing share repurchase program, AutoZone repurchased 5.8 million shares of its common stock for $447 million during the fourth quarter. Since 1998, cumulative share repurchases have totaled $2.827 billion, or 72.0 million shares at an average price of $39.25 per share.
    As required by the Emerging Issues Task Force Issue 02-16, "Accounting by a Customer (including a Reseller) for Cash Consideration Received from a Vendor" (EITF Issue 02-16), AutoZone reflected the new accounting for new and modified vendor funding arrangements during the fourth quarter. This resulted in a non-cash pretax deferral of vendor funding of $7.4 million (or $0.05 per share) during the quarter and a reclassification of $37 million of vendor funding from operating expenses to cost of goods sold. Additionally, as a result of EITF Issue 02-16, for the sixteen weeks ended August 30, 2003, selling, general, and administrative expenses were approximately $37 million higher and gross margin was approximately $30 million higher than such amounts would have been prior to the accounting change. Excluding the impact of the new pronouncement, gross margin for the quarter would have been 46.0% (vs. 45.7% last year) and selling, general and administrative expenses as a percent of sales would have been 25.9% (vs. 28.8% last year).
    The new accounting pronouncement for vendor funding does not impact the way AutoZone runs its business or its relationships with vendors. It is a non-cash deferral of vendor funding. Based on the timing of the issuance of the pronouncement and guidelines, AutoZone was precluded from adopting EITF Issue 02-16 as a cumulative effect of a change in accounting principle. AutoZone's timing and accounting treatment of EITF Issue 02-16 was not discretionary. The timing of recognition for the remaining pre-tax impact of approximately $15 million is expected to flow evenly over the four quarters of fiscal 2004.
    During the quarter AutoZone opened 68 new stores, replaced 2 stores, and closed 1 store in the U.S. and opened 6 new stores in Mexico. As of August 30, 2003, AutoZone sells auto and light truck parts, chemicals and accessories through 3,219 AutoZone stores in 48 states plus the District of Columbia in the U.S. and 49 AutoZone stores in Mexico and also sells the ALLDATA brand diagnostic and repair software. On the web, AutoZone sells diagnostic and repair information though www.alldatadiy.com, and auto and light truck parts through www.autozone.com.
    AutoZone will host a one-hour conference call this evening Monday, September 22, 2003, beginning at 4:30 p.m. (EDT) to discuss the fourth quarter results. Investors may listen to the conference call live and review supporting slides on the AutoZone website, www.autozone.com by clicking "Investor Relations," "Conference Calls," or by going directly to http://www.autozone.com/investors. The call will also be available by dialing (210) 234-0004. A replay of the call and slides will be available on AutoZone's website. In addition, a replay of the call will be available by dialing (402) 220-9742 through Monday, September 29, 2003, at 11:00 p.m. EDT.
    This release includes certain financial information not derived in accordance with generally accepted accounting principles ("GAAP"). This information should not be considered a substitute for any measures derived in accordance with GAAP. The Company believes that this information is useful to investors as it indicates more clearly the Company's comparative year-to-year operating results. The financial impacts of the fifty-third week of operating results last year, the recognized gain associated with the sale of this year, the adoption of EITF Issue 02-16, and, lastly, the gain related to the reversal of the restructuring reserve this year were all identified as "adjustments" for comparative purposes. Management and the Company's Compensation Committee use this information to analyze and compare the Company's underlying operating results and to determine payments of performance-based compensation. We have included a reconciliation of this information to the most comparable GAAP measures in the accompanying reconciliation tables.
    Certain statements contained in this press release are forward-looking statements. These statements discuss, among other things, business strategies and future performance. These forward-looking statements are subject to risks, uncertainties and assumptions, including, without limitation, competition, product demand, the economy, inflation, gasoline prices, consumer debt levels, war and the prospect of war, including terrorist activity, and the availability of commercial transportation. Actual results may materially differ from anticipated results. Please refer to the Risk Factors section of AutoZone's Form 10-K for the fiscal year ended August 31, 2002, for more information related to those risks. AutoZone undertakes no obligation to publicly release any revisions to any forward-looking statements contained in this press release to reflect events or circumstances occurring after the date of this release or to reflect the occurrence of unanticipated events.

    AutoZone's 4th Quarter Highlights - Fiscal 2003

    Condensed Consolidated Statements of Operations
    4th Quarter, F2003
    (in thousands, except per share data)
                                                        GAAP Results
                                              16 Weeks Ended    17 Weeks Ended
                                             August 30, 2003   August 31, 2002

    Net sales                                   $1,829,347        $1,843,337
    Cost of goods sold                             958,550         1,000,970
    Gross profit                                   870,797           842,367
    Operating expenses                             510,707           530,445
    Operating profit  (EBIT)                       360,090           311,922
    Interest expense, net                           26,699            24,736
    Income before taxes                            333,391           287,186
    Taxes                                          125,950           109,200
    Net income                                    $207,441          $177,986
    Net income per share:
        Basic                                        $2.32             $1.77
        Diluted                                      $2.27             $1.73
    Weighted Average Shares outstanding:
        Basic                                       89,504           100,356
        Diluted                                     91,320           102,827



    AutoZone's 4th Quarter Highlights - Fiscal 2003

    Condensed Consolidated Statements of Operations
    4th Quarter, F2003
    (in thousands, except per share data)
                                                        Adjustments
                                             16 Weeks Ended     17 Weeks Ended
                                            August 30, 2003    August 31, 2002

    Net sales                                        $--           $(109,079)
    Cost of goods sold                             29,600            (58,688)
    Gross profit                                  (29,600)           (50,391)
    Operating expenses                            (32,400)           (20,911)
    Operating profit  (EBIT)                        2,800            (29,480)
    Interest expense, net                               0                  0
    Income before taxes                             2,800            (29,480)
    Taxes                                           1,058            (11,210)
    Net income                                     $1,742           $(18,270)
    Net income per share:
        Basic                                       $0.02             $(0.18)
        Diluted                                     $0.02             $(0.18)
    Weighted Average Shares outstanding:
        Basic                                      89,504            100,356
        Diluted                                    91,320            102,827

    *Adjusted Statement of Operations for F2003 excludes EITF Issue 02-16 impact of $7.4 million deferred from Cost of Goods and Restructuring Accrual Gain of $4.6 million added back to Operating Expenses. Adjusted Statement of Operations for F2002 excludes 53rd week of operations.


    AutoZone's 4th Quarter Highlights - Fiscal 2003

    Condensed Consolidated Statements of Operations
    4th Quarter, F2003
    (in thousands, except per share data)
                                                         *Adjusted
                                              Quarter Ended      Quarter Ended
                                            August 30, 2003    August 31, 2002

    Net sales                                   $1,829,347         $1,734,258
    Cost of goods sold                             988,150            942,282
    Gross profit                                   841,197            791,976
    Operating expenses                             478,307            509,534
    Operating profit  (EBIT)                       362,890            282,442
    Interest expense, net                           26,699             24,736
    Income before taxes                            336,191            257,706
    Taxes                                          127,008             97,990
    Net income                                    $209,183           $159,716
    Net income per share:
        Basic                                        $2.34              $1.59
        Diluted                                      $2.29              $1.55
    Weighted Average Shares outstanding:
        Basic                                       89,504            100,356
        Diluted                                     91,320            102,827

    *Adjusted Statement of Operations for F2003 excludes EITF Issue 02-16 impact of $7.4 million deferred from Cost of Goods and Restructuring Accrual Gain of $4.6 million added back to Operating Expenses. Adjusted Statement of Operations for F2002 excludes 53rd week of operations.


    Condensed Consolidated Statements of Operations
    Full Year, F2003
    (in thousands, except per share data)
                                                       GAAP Results
                                             52 Weeks Ended    53 Weeks Ended
                                             August 30, 2003   August 31, 2002

    Net sales                                   $5,457,123        $5,325,510
    Cost of goods sold                           2,942,114         2,950,123
    Gross profit                                 2,515,009         2,375,387
    Operating expenses                           1,597,212         1,604,379
    Operating profit  (EBIT)                       917,797           771,008
    Interest expense, net                           84,790            79,860
    Income before taxes                            833,007           691,148
    Taxes                                          315,403           263,000
    Net income                                    $517,604          $428,148
    Net income per share:
        Basic                                        $5.45             $4.10
        Diluted                                      $5.34             $4.00
    Weighted Average Shares outstanding:
        Basic                                       94,906           104,446
        Diluted                                     96,963           107,111


    Condensed Consolidated Statements of Operations
    Full Year, F2003
    (in thousands, except per share data)
                                                        Adjustments
                                             52 Weeks Ended     53 Weeks Ended
                                            August 30, 2003    August 31, 2002

    Net sales                                         $--          $(109,079)
    Cost of goods sold                             42,600            (58,688)
    Gross profit                                  (42,600)           (50,391)
    Operating expenses                            (43,300)           (20,911)
    Operating profit  (EBIT)                          700            (29,480)
    Interest expense, net                               0                  0
    Income before taxes                               700            (29,480)
    Taxes                                             265            (11,210)
    Net income                                       $435           $(18,270)
    Net income per share:
        Basic                                       $0.00             $(0.17)
        Diluted                                     $0.00             $(0.17)
    Weighted Average Shares outstanding:
        Basic                                      94,906            104,446
        Diluted                                    96,963            107,111

    *Adjusted Statement of Operations for F2003 excludes EITF Issue 02-16 impact in both Quarters 3 and 4, Restructuring Accrual Gain added back to Operating Expenses in Quarter 4, and TruckPro gain added back in Quarter 3. Adjusted Statement of Operations for F2002 excludes 53rd week of operations.


    Condensed Consolidated Statements of Operations
    Full Year, F2003
    (in thousands, except per share data)
                                                      *Adjusted
                                          Fiscal Year Ended  Fiscal Year Ended
                                            August 30, 2003    August 31, 2002

    Net sales                                   $5,457,123        $5,216,431
    Cost of goods sold                           2,984,714         2,891,435
    Gross profit                                 2,472,409         2,324,996
    Operating expenses                           1,553,912         1,583,468
    Operating profit  (EBIT)                       918,497           741,528
    Interest expense, net                           84,790            79,860
    Income before taxes                            833,707           661,668
    Taxes                                          315,668           251,790
    Net income                                    $518,039          $409,878
    Net income per share:
        Basic                                        $5.46             $3.92
        Diluted                                      $5.34             $3.83
    Weighted Average Shares outstanding:
        Basic                                       94,906           104,446
        Diluted                                     96,963           107,111

    *Adjusted Statement of Operations for F2003 excludes EITF Issue 02-16 impact in both Quarters 3 and 4, Restructuring Accrual Gain added back to Operating Expenses in Quarter 4, and TruckPro gain added back in Quarter 3. Adjusted Statement of Operations for F2002 excludes 53rd week of operations.


    Selected Balance Sheet Information
    (in thousands)
                                            August 30, 2003   August 31, 2002

    Merchandise inventories                     $1,511,316        $1,375,584
    Current assets                               1,584,994         1,450,128
    Property and equipment, net                  1,715,753         1,661,728
    Total assets                                 3,680,466         3,477,791
    Accounts payable                             1,321,905         1,145,533
    Current liabilities                          1,675,566         1,533,571
    Stockholders' equity                           373,758           689,127
    Debt                                         1,546,845         1,194,517
    Working capital                                (90,572)          (83,443)



    Adjusted Debt / EBITDAR (Trailing 4
    Qtrs)                                    August 30, 2003   August 31, 2002
    Net income                                     517,604           428,148
    Add:  Interest                                  84,790            79,860
             Taxes                                 315,403           263,000
    EBIT                                           917,797           771,008

             Depreciation/Amortization             109,748           118,255
             Rent Expense                          110,665            99,032
    EBITDAR                                      1,138,210           988,295

    Debt                                         1,546,845         1,194,517
    Add: Rent x 6                                  663,990           594,192
    Adjusted Debt                                2,210,835         1,788,709

    Adjusted Debt to EBITDAR                           1.9               1.8


    Selected Cash Flow Information
    (in thousands)
                                   16 Weeks   17 Weeks   52 Weeks   53 Weeks
                                     Ended      Ended      Ended      Ended
                                   August 30, August 31, August 30, August 31,
                                      2003       2002       2003       2002

    Depreciation & amortization      $34,222    $35,758   $109,748   $118,255
    Capital spending                 $84,467    $35,394   $182,242   $117,239

    Net increase (decrease) in
     cash and cash equivalents,         $104      $(744)      $244      $(788)
          as reported
          Net decrease (increase)
           in total debt           $(126,982)   $57,361  $(352,572)   $31,673
          Share repurchases         $446,537   $286,541   $891,095   $698,983
    Cash flow before share
     repurchases                    $319,659   $343,158   $538,767   $729,868


    Other Selected Financial Information
    (in thousands)
                                            August 30, 2003   August 31, 2002

    Cumulative share repurchases ($):
        On balance sheet                        $2,826,811        $1,935,716
        Forward contracts                               --           150,058
           Total                                $2,826,811        $2,085,774

    Cumulative share repurchases
     (shares):
        On balance sheet                            72,020            59,753
        Forward contracts                               --             2,181
           Total                                    72,020            61,934

    Shares outstanding, end of quarter              88,708            99,268



    Return on Equity (ROE)                 August 30, 2003   August 31, 2002
                                                 97.4%             55.1%

    Return on Invested Capital (ROIC)      August 30, 2003   August 31, 2002
                                                 23.4%             19.8%

    AutoZone's 4th Quarter Fiscal 2003
    Selected Operating Highlights


    Store Count & Square Footage

                                 16 Weeks  17 Weeks   52 Weeks   53 Weeks
                                  Ended      Ended      Ended      Ended
                                August 30, August 31, August 30,  August 31,
                                   2003       2002       2003       2002

    Domestic stores:
          Store count:
          Stores opened             68         30        160        102
          Stores closed              1         14          9         53
          Replacement stores         2          3          6         15
          Total domestic stores  3,219      3,068      3,219      3,068

          Stores with commercial
           sales                 1,941      2,009      1,941      2,009

          Square footage (in
           thousands):          20,500     19,683     20,500     19,683

    Stores in Mexico:
          Stores opened              6         12         10         18
          Total stores in Mexico    49         39         49         39



    Sales & Inventory Statistics (Domestic Stores Only):


                                           16     *17       52       *53
                                          Weeks   Weeks    Weeks     Weeks
                                          Ended   Ended    Ended     Ended
                                         August  August   August    August
                                           30,     31,       30,       31,
                                          2003    2002      2003      2002
    Sales per average store ($ in
     thousands)                           $559    $553     $1,689    $1,658
    Sales per average square foot          $88     $86       $264      $258

    Same store sales - rolling 13 periods
          Total                              3%      7%         3%        9%
          Retail vs. commercial
               Retail                        1%      5%         0%        8%
               Commercial                   24%     18%        27%       17%

    * For comparison purposes, excludes 53rd week in fiscal 2002.

    Inventory turns:
          Based on average inventories                        2.0 X      2.2 X
          Based on ending inventories                         2.0 X      2.1 X
    Inventory turns, net of payables:
          Based on average inventories                        7.5 X      8.7 X
          Based on ending inventories                        18.5 X     13.8 X



    Inventory Statistics (Total Stores):

                       52 Weeks Ended   53 Weeks Ended
                      August 30, 2003  August 31, 2002

    Accounts
     payable/inventory
     (total company)        87%              83%


                          as of          as of         as of         as of
    ($ in thousands)    August 30,       May 10,       Feb 15,       Nov 23,
                           2003           2003          2003          2002
    Gross Inventory     $1,511,316     $1,497,643    $1,490,172    $1,484,699
    Gross Inventory /
     Store                    $462           $469          $471          $473

    Net Inventory (net
     of payables)         $189,411       $407,485      $442,095      $363,951
    Net Inventory /
     Store                     $58           $128          $140          $116


SOURCE  AutoZone, Inc.
    -0-                             09/22/2003
    /CONTACT: financial, Brian Campbell, +1-901-495-7005, or brian.campbell@autozone.com, or media, Ray Pohlman, +1-901-495-7962, or ray.pohlman@autozone.com, both of AutoZone, Inc./